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                                                                 Exhibit 99.2

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AMERICA WEST AIRLINES                   NEWS RELEASE
Phone: 602-693-5729
Fax:   602-693-5546                     Contact:  Patty Nowack
Internet: http://www.americawest.com              Phoenix, AZ (MST)
                                                  602/693-5729


     FOR IMMEDIATE RELEASE: Monday, November 10, 1997

                AMERICA WEST AIRLINES' FLIGHT ATTENDANTS' UNION
                  LEADERSHIP RECOMMENDS CONTRACT RATIFICATION

     PHOENIX (NYSE:AWA)--America West Airlines has been informed that the Association of Flight Attendants' (AFA) Master Executive Council (MEC) has reviewed and unanimously approved the collective bargaining agreement initially completed by the negotiating committee Oct. 31 and recommended ratification to its members. The agreement remains subject to ratification by the flight attendants and approval by America West Airlines' Board of Directors.

     The AFA's negotiating committee and leaders will conduct a series of informational meetings for flight attendants over the course of the next 30 days. Ballots will be mailed Nov. 21 to all qualified America West flight attendants who will vote on the MEC recommended contract. Results will be tabulated in Washington, D.C. on Dec. 18.

                                     -AWA-